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                                                                   EXHIBIT 10.20

                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the 7th day of December, 2001, by and between McLAREN PERFORMANCE TECHNOLOGIES, INC., a Delaware corporation located at 32233 West Eight Mile Road, Livonia, Michigan 48152 (the "Company"), and EMM McLAREN INVESTMENT COMPANY, L.L.C., a Michigan limited liability company located at 1845 Maxwell, Suite 101, Troy, Michigan 48084 (the "Purchaser").

                                    RECITALS:

     A. The Purchaser is the purchaser of 433,674 shares of Common Stock (as defined below) pursuant to a certain McLaren Stock Option Purchase Agreement dated as of August 1, 2001, by and between the Purchaser and the Company (the "Purchase Agreement").

     B. The Purchaser has the right to purchase an additional 86,734 shares of Common Stock pursuant to two Warrants each dated as of December 7, 2001, issued to the Purchaser by the Company (the "Warrants").

     C. The Company and the Purchaser desire to set forth the registration rights to be granted to the Purchaser.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

"Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"Common Stock" shall mean the common stock of the Company, $0.00001 par value.

The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

"Registrable Securities" means the shares of Common Stock purchased by the Purchaser pursuant to the terms of the Subscription Agreement, and the shares of Common Stock issuable to Purchaser upon exercise of the Warrants.

"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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"Securities" shall mean the Registrable Securities and any securities issued in respect thereto or upon conversion thereof.

     2.  Demand Registration.

         (a) Demand Rights. Subject to the limitations set forth in Section 5 hereof, at any time beginning 180 days after the date hereof, one time only, upon written demand by the Purchaser to the Company demanding registration of not less than 200,000 shares of Common Stock that constitute Registrable Securities, the Company shall, as soon as practicable, use its reasonable best efforts to effect a registration with respect to such Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and similar events), including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act, as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2:

                  (i) which would require the Company to prepare and file a form of registration statement other than Form S-3 or any successor form;

                  (ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (iii) within the one hundred twenty (120) day period immediately following the effective date of a registration statement pertaining to a public offering of Common Stock for its own account or for the account of another shareholder of the Company, other than a registration relating solely to employee benefit plans or securities issued or issuable to employees or consultants (including a registration on Form S-8), a registration relating solely to a Commission Rule 145 transaction, a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities;

                  (iv) after the Company has effected one (1) registration pursuant to this Section 2 and such registration has been declared or ordered effective; or

                  (v) if the Company furnishes to the Purchaser a letter signed by the Chief Executive Officer or the President of the Company stating that the Company intends to file a registration statement in connection with a bona fide firm commitment underwritten registration for securities to be offered for its own account (the "Intended Registration"); provided, however, that if the Company does not file with the Commission its Intended Registration within ninety (90) days of the request of the Purchaser, the Company shall file the requested registration statement within thirty (30) days of the termination of such ninety (90) day period.

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     (b) Underwriting. The sale of Registrable Securities pursuant to this
Section 2 must be made by means of a firm commitment underwriting through underwriters who are reasonably acceptable to the Company and the Purchaser that are proposed to be distributed through such underwriting. The right of the Purchaser to registration pursuant to this Section 2 shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of the Purchaser's Registrable Securities in the underwriting to the extent requested by the Purchaser as may be permitted herein. The Company and the Purchaser shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2(b), if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Purchaser in writing, then the Purchaser shall so advise the Company and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated first to the Purchaser; second to the Company; and third to other shareholders of the Company who have requested to sell in the registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration; provided, however, that, notwithstanding Section 2(a)(iv) above, Purchaser's demand registration rights under this Section 2 shall survive an effective registration under this Section 2 with respect to any Registrable Securities which are so excluded subject to the limitations of Sections 2(a)(i),
(ii), (iii), and (v). If the Purchaser disapproves of the terms of the underwriting, the Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration. In the event of such withdrawal, the Purchaser's demand registration rights under Section 2(a) shall immediately terminate. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     (c) Delay of Registration. If the Company shall furnish to the Purchaser:
(i) a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required, and (ii) a letter from the Company's underwriter confirming that the filing of such registration statement would be severely detrimental to the Company and its shareholders, then the Company may direct that such request for registration be delayed for a period not in excess of ninety (90) days.

  3. Piggyback Registration.

     (a) Piggyback Rights. If at any time after the date hereof, the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Purchaser), other than a registration relating solely to employee benefit plans or securities issued or issuable to employees or consultants (including a registration on Form S-8), a registration relating solely to a Commission Rule 145 transaction, a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company promptly will give to the Purchaser written notice thereof and shall use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request, made within ten (10) days after receipt of such written notice from

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the Company, by the Purchaser. However, the Company may, without the consent of the Purchaser, withdraw such registration statement prior to its becoming effective if the Company has abandoned its proposal to register the securities proposed to be registered thereby.

         (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchaser as a part of the written notice given pursuant to
Section 3(a). In such event the right of the Purchaser to registration pursuant to Section 3(a) shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of the Purchaser's Registrable Securities in the underwriting to the extent provided herein. The Purchaser shall (together with the Company and any other shareholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3(b), if the underwriter or the Company determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise the Purchaser, and the number of shares of Registrable Securities that may be included in the registration and underwriting, if any, shall be determined as follows: The number of shares of Common Stock that may be included in the registration and underwriting shall be allocated first to the Company and then to all selling shareholders, including the Purchaser, who have requested to sell in the registration on a pro rata basis according to the number of shares of Common Stock, including Registrable Securities, requested to be included.

          (c) Exclusion. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If the Purchaser disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration.

     4. Registration Procedures. In the event of a registration, qualification or compliance effected by the Company pursuant to Section 2 or Section 3, the Company will keep the Purchaser advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will use its reasonable best efforts to:

         (a) Keep such registration, qualification or compliance effective for a period of ninety (90) days or until the Purchaser has completed the distribution described in the registration statement relating thereto, whichever first occurs; and

         (b) Furnish such number of prospectuses and other documents incident thereto as the Purchaser from time to time may reasonably request.

     5. Rule 144(k). Notwithstanding anything to the contrary contained herein, the Purchaser shall not have rights to a registration under Section 2 or Section 3 after the time that the Purchaser could sell any of its Registrable Securities pursuant to Rule 144(k) promulgated under the Securities Act or any successor rule thereto.

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     6.  Registration Expenses.

         (a) With respect to a registration pursuant to Section 2, the Purchaser and the Company shall each pay 50% of all registration, filing and NASD fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, and the fees and disbursements of counsel for the Company and the Purchaser and their respective independent accountants; provided that the Company shall pay all of its own underwriting discounts, commissions, transfer taxes and fees incurred as a result of the Company's inclusion of securities (other than the Purchaser's Registrable Securities) in such offering.

         (b) With respect to a registration pursuant to Section 3, the Company shall pay all registration, filing and NASD fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, and the fees and disbursements of counsel for the Company and of its independent accountants; provided that the Purchaser shall pay all of its own underwriting discounts, commissions, transfer taxes and fees and disbursements of counsel and other experts retained by the Purchaser.

     7. Assignment of Rights. The Purchaser may not assign its rights under this Agreement to any party without the prior written consent of the Company which consent shall not be unreasonably withheld or delayed, and any attempted transfer in violation of this Section 7 shall be null and void.

     8. Information of Purchaser. The Purchaser shall promptly furnish to the Company such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may request in writing for the preparation of and/or inclusion in a registration statement.

     9. Standstill Agreement. In connection with each offering pursuant to a registration statement for which the Purchaser is or may be eligible to include Registrable Securities pursuant to this Agreement, the Purchaser shall refrain from selling any Registrable Securities not included in such registration during the period of distribution of securities by such underwriters pursuant to such registration and the period in which the underwriting syndicate participates in the after market; provided, however, that such period shall not exceed the shortest such period applicable to any person subject to such restriction in connection with such registration. The Company may impose stop- transfer instructions with respect to the shares (or securities) pursuant to the foregoing restriction until the end of such period.

10.  Indemnification.

         (a) In the event of the registration of Registrable Securities hereunder,, the Company shall indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities to which the Purchaser, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the

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Purchaser for any legal or any other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of the Purchaser. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company.

         (b) In the event of the registration of Registrable Securities hereunder, the Purchaser shall indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about the Purchaser furnished to the Company through an instrument duly executed by the Purchaser specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by the Purchaser of such shares.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 10(a) or (b) (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 10(a) or (b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

     11. Miscellaneous.

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         (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts entered into and to be performed entirely within the State of Michigan.

         (b) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         (c) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

         (d) Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be effective three (3) days after mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such Purchaser's address set forth in the introduction to this Agreement, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at such address as the Company shall have furnished to the Purchaser in writing.

         (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         (f) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (g) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Purchaser.

     This Agreement is hereby executed as of the date first above written.

                                McLAREN PERFORMANCE TECHNOLOGIES, INC.


                                By:/s/ Steven Rossi
                                   ---------------------------------------------
                                          Steven Rossi, President

                                EMM McLAREN INVESTMENT COMPANY, L.L.C.


                                By:_____________________________________________
                                Its:____________________________________________